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                                                                    EXHIBIT 23.5

                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



     We hereby consent to the use of our opinion letter dated March 16, 1999 to the Board of Directors of Global Crossing Ltd. included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 and in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-82657, relating to the proposed merger of a wholly-owned subsidiary of Global Crossing Ltd. with and into Frontier Corporation, and to the reference to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "THE MERGER -- Opinion of Global Crossing's Financial Advisors." In giving such consent, we do not admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Merrill Lynch, Pierce, Fenner &
                                        Smith
                                                   Incorporated

                                                /s/ James A. Ratigan
                                        By:-------------------------------
                                           Name:  James A. Ratigan
                                           Title: Vice President

New York, New York
September 7, 1999